SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 16, 2005
                                                 (August 16, 2005)

                        TrustCo Bank Corp NY


     (Exact name of registrant as specified in its charter)

                              New York
         (State or other jurisdiction of incorporation)


     0-10592                                 14-1630287
-------------------------          ---------------------------------
(Commission File Number)           (IRS Employer Identification No.)


         5 Sarnowski Drive, Glenville, New York 12302
         (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (518) 377-3311
                                                    --------------





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TrustCo Bank Corp NY



Item 1.01  Entry Into A Material Definitive Agreement
           ------------------------------------------
           On August 16, 2005, the Board of Directors of TrustCo announced that Chairman Robert A. McCormick has agreed to extend his consulting agreement with TrustCo for a term of five years to expire May 31, 2011. Attached is the consulting agreement labeled as exhibit 10(a).

Item 8.01. Other Events
           ------------
           A press release was issued on August 16, 2005 declaring a quarterly cash dividend of $0.15 per share, payable
           October 3, 2005, to the shareholders of record at the close of business on September 9, 2005. The Board also indicated its intent to increase the quarterly cash dividend to $0.16 per share for the fourth quarter of 2005 and $0.64 per share annually. Attached is the press release labeled as exhibit 99(a).


Item 9.01. Financial Statements & Exhibits
           -------------------------------
           (c) Exhibits

           Reg S-K Exhibit No.     Description
           -------------------     -----------
                 10(a)             Consulting agreement between TrustCo Bank
                                   Corp NY and Robert A. McCormick, dated
                                   August 16, 2005.

                 99(a) One page press release dated August 16, 2005 declaring a quarterly cash dividend of $0.15 per share, payable October 3, 2005, to the shareholders of record at the close of business on September 9, 2005 and announcing the Board's intention to increase the quarterly cash dividend rate to $0.16 per share beginning in the fourth quarter of 2005.


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                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 16, 2005

                                          TrustCo Bank Corp NY
                                          (Registrant)


                                          By:/s/ Robert T. Cushing
                                             ------------------------
                                             Robert T. Cushing
                                             Executive Vice President and
                                             Chief Financial Officer


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                             Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.  Description                                      Page
------------------   ----------------------------                  ----------
      10(a)          Consulting agreement between                     5-7
                     TrustCo Bank Corp NY and Robert A.
                     McCormick, dated August 16, 2005.

      99(a)          One page press release dated August 16, 2005     8-9
                     declaring a quarterly cash dividend of $0.15 per share, payable October 3, 2005, to the shareholders of record at the close of business on September 9, 2005 and announcing the Board's intention to increase the quarterly cash dividend rate to $0.16 per share beginning in the fourth quarter of 2005.


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                                                                Exhibit 10(a)

                        CONSULTING AGREEMENT BETWEEN
                TRUSTCO BANK CORP NY AND ROBERT A. McCORMICK

         THIS CONSULTING AGREEMENT ("Agreement") is entered into as of the sixteenth day of August, 2005, by and between TrustCo Bank Corp NY, a New York corporation ("TrustCo"), and Robert A. McCormick ("McCormick"). In consideration of the mutual covenants herein contained, the parties agree as follows:

         1. Term and Duties.

              (a) The term of McCormick's engagement under this Agreement will be effective upon signing and commence on June 1, 2006 and will continue through May 31, 2011 (the "Term").

              (b) During the Term McCormick shall serve as a consultant to the Board of Directors of TrustCo and to the boards of directors of each of its affiliates, rendering to such boards and to individual members of such boards consulting services and advice on an as-needed basis with respect to matters pertaining to TrustCo and its affiliates. The services rendered shall be advisory only and McCormick's services as a consultant shall be rendered, during his lifetime, at such times and places as may be mutually convenient to the boards and McCormick. McCormick acknowledges that he will be an independent contractor only, and shall not for any purpose hereunder be considered to be an employee of TrustCo or any of its affiliates.

         2. Compensation. In full compensation for the services to be rendered by McCormick hereunder during the Term and for the noncompetition agreement set forth in Section 3 herein, TrustCo will pay McCormick an annual fee in the amount of Three Hundred Thousand Dollars ($300,000.00), to be paid on June 1, 2006, in cash and/or in any other vehicle mutually acceptable to the parties, including but not limited to, life insurance, and on each annual anniversary thereafter during the Term; this annual fee shall be payable each year to McCormick, or the full remaining amount of unpaid annual fees under this Agreement shall be payable in full in the event of either McCormick's death during the Term, to McCormick's estate or other designee, or in the event of McCormick's permanent disability during the Term, to McCormick or his designee.


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         3. Non-Competition. McCormick acknowledges that he has provided special, unique and extraordinary services to TrustCo and its affiliates during his employment with TrustCo and its bank subsidiary. McCormick agrees that he will not, during the Term, directly or indirectly, without the written consent of TrustCo:

              (a) Own, have any interest in or act as an officer, director, partner, principal, employee, agent, representative, consultant to or independent contractor of a Competitor if McCormick in any such capacity performs services in an aspect of Competitor's business which is competitive with TrustCo or an affiliate; provided, however, McCormick may invest in no more than 5% of the stock of any publicly traded company that is a Competitor without violating this covenant;

              (b) Divert or attempt to divert to a Competitor any client, customer or account of TrustCo or an affiliate (which is a client, customer or account during the Term); or

              (c) Hire, or solicit to hire, for or on behalf of a Competitor, any employee of TrustCo or an affiliate (who is an employee of TrustCo or an affiliate as of the time of such hire or solicitation to hire) or any former employee of TrustCo or an affiliate (who was employed by TrustCo or an affiliate within the 12-month period immediately preceding the date of such hire or solicitation to hire).

              (d) For purposes of this Paragraph 3, capitalized terms are defined as follows:

     Competitor. "Competitor" shall mean any person, firm, corporation, partnership, limited liability company or any other entity doing business in the Geographic Market which, during the Term, is engaged in competition in a substantial manner with TrustCo or an affiliate.

     Geographic Market. "Geographic Market" shall mean the area within a radius of twenty-five (25) miles of the location of the headquarters or any branch office of TrustCo or an affiliate.


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         4. Scope of Noncompetition Provisions. If it shall be finally determined by any court of competent jurisdiction that any limitation contained in Section 3 is too extensive to be legally enforceable and must be reduced, then the parties hereby agree that such reduced limitation shall be deemed to be the maximum scope or duration which shall be legally enforceable and McCormick hereby consents to the enforcement of such reduced limitation.

         5. Termination of Contract. TrustCo may terminate this Agreement upon sixty (60) days written notice to McCormick. Upon the effective date of such termination, the parties' obligations under this Agreement shall cease; provided, however, that TrustCo's and McCormick's respective obligations under Sections 2 and 3 above shall remain in effect until the expiration of the Term.

         6. Entire Agreement; Amendment; Governing Law. This Agreement constitutes the entire Agreement between TrustCo and McCormick and all prior understandings and agreements between them, if any, concerning the same subject matter are merged herein and thus extinguished. This Agreement may not be modified except by a writing signed by both parties. This Agreement is made under, and shall be construed in accordance with, the laws of the State of New York.

         7. Separability. If any provision hereof is declared void and unenforceable by any court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect.

         8. Binding Effect. This Agreement shall be binding on the parties hereto and their respective successors, heirs and assigns upon full execution by all parties.

         IN WITNESS WHEREOF, TrustCo and McCormick have executed this Agreement as of August 16, 2005.

                                                 TRUSTCO BANK CORP NY


                                                 By:/s/Robert T. Cushing
                                                 -----------------------
                                                 Robert T. Cushing, Executive
                                                 Vice President and Chief
                                                 Financial Officer

                                                 By:/s/Robert A. McCormick
                                                 -----------------------
                                                 Robert A. McCormick


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                                                         Exhibit 99(a)
TRUSTCO
Bank Corp NY                                             News Release
--------------------------------------------------------------------------
5 Sarnowski Drive, Glenville, New York, 12302
(518)377-3311   Fax: (518)381-3668

Subsidiary:  Trustco Bank                                NASDAQ - TRST

Contact:     Robert M. Leonard
             Administrative Vice President
             518-381-3693

FOR IMMEDIATE RELEASE:

                    TrustCo Announces Increased Cash Dividend

Glenville, New York - August 16, 2005 Today the Board of Directors of TrustCo Bank Corp NY declared a quarterly cash dividend of $0.15 per share, payable October 3, 2005 to shareholders of record at the close of business on September 9, 2005.

The Board of Directors also expressed its intent to increase the cash dividend to $0.16 per share for the fourth quarter and $0.64 per share annually. As a result, shareholders will receive a 7% increase in their cash dividends.

The Board of Directors also announced that Chairman Robert A. McCormick has agreed to extend his consulting agreement with TrustCo for a term of five years to expire in 2011.

Commenting on the announcements, President and Chief Executive Officer
Robert J. McCormick indicated, "We are pleased with TrustCo's results and proud to be able to reinstate an increase in our cash dividends to our shareholders."

TrustCo Bank Corp NY is a $2.9 billion bank holding company and through its subsidiary, Trustco Bank, operates 77 offices in New York, Vermont, and Florida. In addition, the bank operates a full service Trust Department that has $974 million of assets under management. The common shares of TrustCo are traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol TRST.



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Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commission filings may express "forward-looking statements." Those "forward-looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements that are other than statements of historical facts. TrustCo wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various risk factors, including, but not limited to: (1) credit risk,
(2) interest rate risk, (3) competition, (4) changes in the regulatory environment, and (5) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected in the forward-looking statements.

TrustCo does not undertake, and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statement to reflect the occurrence of unanticipated events or circumstances after the date of such statement.


                                # # #

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